EXHIBIT 99.1

               OMEGA RESEARCH AND ONLINETRADING.COM AGREE TO $300
              MILLION MERGER TO CREATE WORLD'S FIRST INSTITUTIONAL
               LEVEL TRADING PLATFORM FOR THE ACTIVE ONLINE TRADER

           COMBINATION HERALDS NEXT PHASE OF ONLINE TRADING REVOLUTION

MIAMI/BOCA RATON, January 20, 2000 - Omega Research, Inc. (Nasdaq: OMGA), a leading provider of real-time analytical tools for active traders, and OnlineTradinginc.com Corp. (Nasdaq: LINE), a leading direct ECN access online broker for active traders, today announced a definitive agreement to merge the two companies in an all-stock combination valued at approximately $300 million. The combination will create the world's first institutional level trading platform for the active trader.

The strategic combination of these companies will create a seamlessly-integrated trading platform that will for the first time, deliver a complete solution to the active trader: powerful decision-support analytics, streaming real-time market quotes and news, and direct ECN online order execution.

The agreement calls for Omega Research shareholders to receive one share of common stock of a newly-formed holding company, Online Trading Group, Inc., for each share of Omega Research currently held. The exchange ratio for OnlineTrading.com shareholders will range from 1.3817 to 1.7172 shares of Online Trading Group common stock for each share of OnlineTrading.com. The exchange ratio for OnlineTrading.com decreases to the extent, if any, that the average last sale price of Omega Research stock for the 10-day trading period ending on the third trading day prior to the closing of the merger has appreciated. The
1.3817 exchange ratio is reached if the average last sale price of Omega Research common stock has appreciated to $8.01 per share. At the 1.7172 exchange ratio, Online Trading Group will be owned approximately 57% by Omega Research shareholders and 43% by OnlineTrading.com shareholders. At the 1.3817 exchange ratio, Online Trading Group will be owned 62% by Omega Research shareholders and 38% by OnlineTrading.com shareholders. Omega Research currently has 26.4 million shares outstanding on a fully-diluted basis, and OnlineTrading.com currently has
11.7 million shares outstanding on a fully-diluted basis. The merger will be accounted for as a pooling-of-interests and constitute a tax-free reorganization.

Bill Cruz, co-chairman of the board and co-chief executive officer of Omega Research, said, "This strategic merger will position us at the forefront of the online trading revolution. The online brokerage business is expanding at an accelerating pace, but what most observers lose sight of is that about 20 percent of online traders

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represent about 80 percent of online trading volume. By integrating Omega
Research's best-of-breed analytics technology with OnlineTrading.com's state-of-the- art order execution, we believe that we will be offering a unique and compelling solution to that 20 percent."

Steven zum Tobel, president of OnlineTrading.com, said, "With over 40,000 users world-wide, Omega Research's TradeStation has clearly established itself as the industry-leading decision support tool for the active trader. Its ability to empower a user to design, historically test and automate custom trading strategies is unmatched. Seamlessly integrating this powerful tool with OnlineTrading.com's order-execution technology will, we believe, create a complete solution that will appeal not only to the tens of thousands of TradeStation users, but to all active online traders who are searching for a better solution."

Closing of the transaction, which is currently expected to occur in May, is subject to customary closing conditions, as well as NASD approval of a change of control of OnlineTrading.com, a licensed broker-dealer, and the filing with the SEC and effectiveness of a registration statement for Online Trading Group's shares and the listing of such shares on The Nasdaq National Market. While the merger is also subject to approval by shareholders of both companies, managements of the two companies each represent more than the requisite majority of shares required to approve the merger.

ONLINE TRADING GROUP MANAGEMENT

While the individual businesses will continue to be run by their pre-merger management teams, the companies disclosed the proposed structure of Online Trading Group, the new holding company formed to facilitate the merger. Omega Research executives William R. Cruz and Ralph L. Cruz will serve as co-chairmen and co-chief executive officers; Salomon Sredni has been named president and chief operating officer; Marc J. Stone will be the company's vice president, general counsel and secretary; Gregg F. Stewart will serve as chief financial officer and vice president of finance and treasurer; and Janette Perez has been named vice president of advertising and sales. OnlineTrading.com executives Farshid Tafazzoli and Steven zum Tobel will be named vice presidents of Online Trading Group. Andrew A. Allen, Chairman and CEO of OnlineTrading.com, has announced that upon completion of the merger he has decided to leave the management team to devote time to his family. The board of directors of Online Trading Group will initially consist of eight members: Five members, including two independent directors, designated by Omega Research; and three members, including one independent director, designated by OnlineTrading.com.

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ABOUT ONLINETRADING.COM

OnlineTrading.com offers real-time direct ECN trading over the Internet and through traditional brokers. The firm caters to a client base of active traders composed of high net worth individuals and small to mid-size financial institutions. It has approximately $750 million in customer assets. The firm's customers can choose the exchange, market maker or ECN that executes their trade. OnlineTrading.com's policy of not accepting payment for order flow helps ensure that customers receive the best available execution. The company maintains a clearing and custodial relationship with Bear Stearns.

ABOUT OMEGA RESEARCH

Founded in 1982, Omega Research, Inc. is a leading provider of branded real-time trading tools for the active trader.

Omega Research's principal products currently include TradeStation/registered trademark/2000i, OptionStation/registered trademark/2000i,
RadarScreen/trademark/2000i, and Omega Research ProSuite/trademark/2000i. Omega Research's 2000i line of software products is compatible with the following real-time Internet and broadcast data services: Data Broadcasting Corporation's (Nasdaq: DBCC) eSignal (Internet), InSite (Internet), and BMI (Broadcast); Data Transmission Network (Nasdaq: DTLN) DTN Real Time and DTNstant (Broadcast); and Hyperfeed Technologies, Inc.'s (formerly PC Quote, Inc.) (Nasdaq: HYPR) Hyperfeed/trademark/ (Internet and Broadcast). With the click of a mouse, the 2000i products can use the Internet to access the on-line brokerage services of E*Trade (Nasdaq: EGRP) and Wall Street Access.

WindowOnWallStreet.com, the company's new Internet service, due to be launched next week, offers traders award-winning tools as well as streaming real-time charts, quotes, news, portfolio updates and more. For additional information about the service, visit www.WindowOnWallstreet.com.

Later this year, Omega Research intends to launch TradeStation.com, which the company believes will be the Internet's first decision support portal dedicated to serving the needs of the active trader. TradeStation.com will combine all the strategy development, back-testing and automation of TradeStation with the streaming real- time delivery of market information and all other features and functions incorporated in WindowOnWallStreet.com. Omega Research intends to support the launch of TradeStation.com with aggressive advertising and use the company's experienced direct sales force to market it to active traders.

The company plans to offer WindowOnWallStreet.com to third-party partners as a business-to-business solution.

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CONFERENCE CALL:

Today at 11:00 AM EST, Omega Research will host an analyst conference call to discuss the Company's strategic merger with OnlineTradinginc.com Corp. The conference call will be broadcast live, on-line from the Company's "corporate" page at www.omegaresearch.com and at www.streetfusion.com. A rebroadcast of the call will be accessible at these websites from approximately 3:00 p.m., January 20, 2000, to approximately 11:45 p.m., January 25, 2000.

           Visit the Omega Research web site at www.OmegaResearch.com.

THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED IN THIS PRESS RELEASE THE WORDS "BELIEVES," "PLANS," "ESTIMATES," "EXPECTS," "INTENDS," "ANTICIPATES," "MAY," "WILL," "SHOULD," "COULD," "UPCOMING" AND SIMILAR EXPRESSIONS, TO THE EXTENT USED, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON CURRENT EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT ARE SUBJECT TO SUBSTANTIAL RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS SUGGESTED HEREIN. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE FAILURE TO CONSUMMATE THE MERGER AT ALL (OR ON A TIMELY BASIS) DUE TO REGULATORY ISSUES OR OTHER REASONS; DIFFICULTY INTEGRATING THE COMPANIES FROM TECHNOLOGY, OPERATIONAL AND MARKETING ASPECTS; POTENTIAL NASD OR OTHER REGULATORY ISSUES ARISING FROM THE MERGER, THE INTEGRATION OF THE TECHNOLOGIES, THE ANTICIPATED CO- MARKETING OF THE COMPANIES' RESPECTIVE PRODUCTS AND SERVICES, AND THE PLANNED RESIGNATION OF ANDREW ALLEN UPON CLOSING OF THE MERGER; THE SUCCESS (AND COST) OF MARKETING STRATEGIES; THE NEW COMPANY'S ABILITY TO EFFECTUATE AND FURTHER DEVELOP ITS INTERNET STRATEGIES AND TO DEVELOP AND MARKET THE PRODUCTS AND SERVICES DESCRIBED IN THIS PRESS RELEASE AT ALL OR ON A TIMELY BASIS (AND THE COSTS ASSOCIATED THEREWITH); THEIR ACCEPTANCE IN THE MARKETPLACE; TECHNICAL DIFFICULTIES OR ERRORS IN THE PRODUCTS AND/OR SERVICES; MARKET PRESSURE TO LOWER SUBSTANTIALLY OR ELIMINATE PRICING ON THE TYPES OF OMEGA RESEARCH INTERNET SUBSCRIPTION SERVICES DESCRIBED AS A RESULT OF SUCH SERVICES BEING PROVIDED AT LOW OR NO ADDITIONAL COSTS BY BROKERAGES, FINANCIAL INSTITUTIONS AND OTHER FINANCIAL COMPANIES TO THEIR CUSTOMERS, OR FOR OTHER MARKET REASONS; OMEGA RESEARCH'S CUSTOMER AND ACTIVE PROSPECT BASE CONTAINING A SUBSTANTIALLY LOWER NUMBER OF INTERESTED SUBSCRIBERS THAN THE COMPANY ANTICIPATES; ONLINETRADING.COM'S CLIENT BASE NOT GROWING TO THE EXTENT ANTICIPATED OR NOT BEING DESIROUS OF OMEGA RESEARCH'S ANALYTICAL TOOLS TO THE EXTENT ANTICIPATED; THE NEW COMPANY'S FUTURE PARTICIPATION IN ANY MERGER OR OTHER STRATEGIC ALLIANCE; UNFAVORABLE CRITICAL REVIEWS; INCREASED COMPETITION (INCLUDING PRODUCT AND PRICE COMPETITION); THE LEVEL OF MARKET DEMAND FOR REAL-TIME DECISION SUPPORT TOOLS, REAL-TIME DATA AND/OR ON-LINE BROKERAGE SERVICES AND/OR WEBSITE SERVICES GENERALLY; THE SCALABILITY, PERFORMANCE FAILURES AND RELIABILITY OF THE FINANCIAL DATA CAST NETWORK; THE ENTRANCE OF NEW COMPETITORS INTO

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THE MARKET; OMEGA RESEARCH'S ABILITY TO DEVELOP RELATIONSHIPS WITH THIRD PARTIES
TO EXECUTE ITS BUSINESS-TO-BUSINESS STRATEGY; TIMING AND SIGNIFICANCE OF ADDITIONAL NEW PRODUCT AND SERVICE INTRODUCTIONS BY OMEGA RESEARCH AND ONLINETRADING.COM AND THEIR COMPETITORS; GENERAL ECONOMIC AND MARKET FACTORS, INCLUDING CHANGES IN SECURITIES AND FINANCIAL MARKETS; THE ADEQUACY OF WORKING CAPITAL, CASH FLOWS AND AVAILABLE FINANCING TO FUND THE BUSINESS MODELS DESCRIBED; AND OTHER RISKS AND UNCERTAINTIES INDICATED FROM TIME TO TIME IN THE COMPANIES' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AS WELL AS THEIR OTHER PRESS RELEASES.

CONTACTS:
Omega Research, Inc.
Gregg F. Stewart, Chief Financial Officer,
Vice President of Finance & Treasurer
305-485-7004

OnlineTradinginc.com Corp.
Steven zum Tobel, President
561-995-1010

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